TRITON INTERNATIONAL REPORTS FIRST QUARTER 2020 RESULTS
AND DECLARES QUARTERLY DIVIDENDS

Hamilton, Bermuda – April 24, 2020 – Triton International Limited (NYSE: TRTN) ("Triton")

Highlights:

•	Net income attributable to common shareholders was $67.2 million or $0.94 per diluted share.

•	Adjusted net income was $67.1 million or $0.93 per diluted share, a decrease of 21.8% per diluted share from the first quarter of 2019.

•	Utilization averaged 95.4% in the first quarter of 2020.

•
Triton raised $150.0 million from the issuance of Series D perpetual preference shares on January 24, 2020. The Series D shares have a dividend rate of 6.875%. During 2019 and 2020, Triton has raised $555.0 million through issuance of perpetual preferred shares with an average dividend rate of 7.58%.

•
Triton repurchased 1.4 million common shares during the first quarter, and has repurchased an additional 0.7 million common shares through April 17, 2020. Triton has purchased over 10.8 million common shares since the inception of the program in August 2018.

•	Triton's Board of Directors increased the share repurchase authorization to $200.0 million.

•	Triton's Board of Directors announced a quarterly dividend of $0.52 per common share payable on June 25, 2020 to shareholders of record as of June 11, 2020.

Financial Results
The following table summarizes Triton’s selected key financial information for the three months ended March 31, 2020, December 31, 2019, and March 31, 2019.

	(in millions, except per share data)
	Three Months Ended,
	March 31, 2020	December 31, 2019	March 31, 2019
Total leasing revenues	$321.5	$331.2	$340.9

GAAP
Net income attributable to common shareholders(1)	$67.2	$77.2	$91.9
Net income per share - Diluted	$0.94	$1.07	$1.17

Non-GAAP (2)
Adjusted net income	$67.1	$77.5	$92.8
Adjusted net income per share - Diluted	$0.93	$1.07	$1.19

Return on equity (3)	13.1%	14.6%	17.2%

(1)	Net of dividends on preferred shares of $9.8 million, $6.6 million, and $0.3 million for the three months ended March 31, 2020, December 31, 2019, and March 31, 2019, respectively.

(2)	Refer to the "Use of Non-GAAP Financial Measures" and "Non-GAAP Reconciliations of Adjusted Net Income" set forth below.

(3)	Refer to the “Calculation of Return on Equity” set forth below.

Operating Performance
"Triton achieved solid results in the first quarter of 2020 despite facing significant market disruptions from the COVID-19 outbreak," commented Brian M. Sondey, Chief Executive Officer of Triton. "We generated $67.1 million of Adjusted net income in the first quarter, or $0.93 of Adjusted net income per share, and we realized an annualized Return on equity of 13.1%. Our first quarter results include a $3.9 million credit charge related to one of our mid-sized customers."

"Starting late January, the outbreak of COVID-19 and the implementation of extensive work restrictions in China led to a steep drop in exports from China. This drop in exports led to limited container demand, and our utilization has been decreasing since February after stabilizing in December and January. However, first quarter container production was very low, and our high-quality long-term lease portfolio continues to provide strong protection against short-term market challenges. As a result, container drop-off volumes have been moderate and our utilization was 95.2% as of April 17, 2020. New container prices increased rapidly in the first part of the year due to early expectations for increased trade growth and actions by container manufacturers to rationalize shift capacity. While container prices have moderated recently, price indications remain over $2,000 for a 20' dry container."

"As of April 17, 2020, we have purchased $192.8 million of containers for delivery in 2020. While new container purchases remain below our target level, Triton continues to use its strong cash flow to drive shareholder value in other ways. Our regular dividend currently provides an annual yield over seven percent. We also repurchased 1.4 million common shares during the first quarter for an average price of $27.43, and repurchased an additional 0.7 million shares through April 17, 2020. We have purchased over 10.8 million shares since the inception of the program in August 2018."

"Export volumes from China increased throughout March as work restrictions eased in China. However, the spread of COVID-19 to other parts of the world and the strong actions taken by many countries to reduce exposures have led to a sharp decrease in global economic activity during the second quarter and a second steep drop in containerized trade volumes. We expect demand for leased containers to be negatively impacted for as long as global economic activity and trade volumes are weak. A prolonged slowdown in trade volumes due to the pandemic could significantly increase the financial challenges facing our customers. We are closely monitoring our customers’ payment performance and expect our customer credit risk will remain elevated as long as economic and trade disruptions persist."

"We believe Triton is well positioned to manage through the current environment and fully participate in the eventual market recovery. Our lease portfolio provides a high degree of revenue and cash flow stability. Our operations are well-suited to remote working and we have not experienced problems supporting our customers. Our leverage is well below our typical level due to the series of perpetual preferred stock offerings we completed over the last year. We have a significant level of cash on hand and extensive availability under our revolving credit facilities. We have a large inventory of new and used containers in key demand areas, and stand ready to support our customers with our unrivaled supply capability when demand recovers."

Outlook
"There is a high degree of uncertainty to our outlook due to the unprecedented nature of the broad economic shutdowns across the globe. We expect our profitability will decrease from the first quarter of 2020 to the second quarter due to weak economic and trade activity. The trajectory of our profitability from the second quarter through the end of the year will depend on how rapidly the global economy and trade volumes recover from COVID-19 shocks, and whether we experience a meaningful level of credit losses.

In the past, we have typically benefitted from strong recoveries after periods of weak market conditions. In this case, the eventual recovery in lease demand could be magnified by operational disruptions from COVID-19 shutdowns and the widespread use of containers as temporary storage for cargo. These disruptions have slowed the global flow of containers and may increase the number of containers needed when cargo volumes recover."

Dividends
Triton’s Board of Directors has approved and declared a $0.52 per share quarterly cash dividend on its issued and outstanding common shares, payable on June 25, 2020 to shareholders of record at the close of business on June 11, 2020.

The Company's Board of Directors also approved and declared a cash dividend payable on June 15, 2020 to holders of record at the close of business on June 8, 2020 on its issued and outstanding preferred shares as follows:

Preferred Share Series	Dividend Rate	Dividend Per Share
Series A Preferred Shares (NYSE:TRTNPRA)	8.500%	$0.5312500
Series B Preferred Shares (NYSE:TRTNPRB)	8.000%	$0.5000000
Series C Preferred Shares (NYSE:TRTNPRC)	7.375%	$0.4609375
Series D Preferred Shares (NYSE:TRTNPRD)	6.875%	$0.4296875

Share Repurchase Update
Triton repurchased 1.4 million common shares in the first quarter of 2020, and repurchased an additional 0.7 million common shares through April 17, 2020.

On April 21, 2020, Triton's Board of Directors increased the share repurchase authorization to $200.0 million. The revised authorization may be used by the Company to repurchase common or preferred shares.

Investors’ Webcast
Triton will hold a Webcast at 8:30 a.m. (New York time) on Friday, April 24, 2020 to discuss its first quarter results. To listen by phone, please dial 1-877-418-5277 (domestic) or 1-412-717-9592 (international) approximately 15 minutes prior to the start time and reference the Triton International Limited conference call. To access the live Webcast please visit Triton's website at http://www.trtn.com. An archive of the Webcast will be available one hour after the live call.

About Triton International Limited
Triton International Limited is the world’s largest lessor of intermodal freight containers. With a container fleet of 6.0 million twenty-foot equivalent units ("TEU"), Triton’s global operations include acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis.

Contact
Andrew Greenberg
Senior Vice President
Business Development & Investor Relations
(914) 697-2900

Utilization and Fleet Information

Effective December 31, 2019, we revised our cost equivalent units ("CEU") factor to be more in line with the cost of new containers over the last several years. These new CEU factors are generally consistent with those published by the International Institute for Container Lessors ("IICL"). We use the CEU factors to measure the size and performance of our container fleet.

The following table sets forth the equipment fleet utilization for the periods indicated:

	Quarter Ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Average Utilization (1)	95.4%	95.8%	96.7%	97.2%	97.7%
Ending Utilization (1)	95.3%	95.4%	96.4%	97.1%	97.4%

(1)	Utilization is computed by dividing total units on lease (in CEU) by the total units in fleet (in CEU), excluding new units not yet leased and off-hire units designated for sale.

The following table summarizes the equipment fleet as of March 31, 2020, December 31, 2019 and March 31, 2019:

	Equipment Fleet in Units			Equipment Fleet in TEU
	March 31, 2020	December 31, 2019	March 31, 2019	March 31, 2020	December 31, 2019	March 31, 2019
Dry	3,239,306	3,267,624	3,322,723	5,324,756	5,369,377	5,448,267
Refrigerated	225,026	225,520	229,971	434,263	435,148	443,402
Special	93,743	94,453	93,361	170,225	171,437	168,755
Tank	12,469	12,485	12,600	12,469	12,485	12,600
Chassis	24,319	24,515	24,879	44,828	45,154	45,885
Equipment leasing fleet	3,594,863	3,624,597	3,683,534	5,986,541	6,033,601	6,118,909
Equipment trading fleet	17,549	17,906	17,504	26,185	27,121	27,014
Total	3,612,412	3,642,503	3,701,038	6,012,726	6,060,722	6,145,923

	Equipment in CEU(1)
	March 31, 2020	December 31, 2019	March 31, 2019
Operating leases	6,474,701	6,434,434	6,516,357
Finance leases	338,242	423,638	442,903
Equipment trading fleet	35,632	37,232	42,402
Total	6,848,575	6,895,304	7,001,662

(1)
In the equipment fleet tables above, we have included total fleet count information based on CEU. CEU is a ratio used to convert the actual number of containers in our fleet to a figure based on the relative purchase prices of our various equipment types to that of a 20-foot dry container. For example, the CEU ratio for a 40-foot high cube dry container is 1.70, and a 40-foot high cube refrigerated container is 7.50. These factors may differ slightly from CEU ratios used by others in the industry.

Important Cautionary Information Regarding Forward-Looking Statements

Certain statements in this release, other than purely historical information, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that include the words "expect," "intend," "plan," "believe," "project," "anticipate," "will," "may," "would" and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Triton's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements.

These factors include, without limitation, economic, business, competitive, market and regulatory conditions and the following: the impact of COVID-19 on our business and financial results; decreases in the demand for leased containers; decreases in market leasing rates for containers; difficulties in re-leasing containers after their initial fixed-term leases; our customers' decisions to buy rather than lease containers; our dependence on a limited number of customers for a substantial portion of our revenues; customer defaults; decreases in the selling prices of used containers; extensive competition in the container leasing industry; difficulties stemming from the international nature of our business; decreases in the demand for international trade; disruption to our operations resulting from the political and economic policies of the United States and other countries, particularly China, including but not limited to the impact of trade wars and tariffs; disruption to our operations from failures of, or attacks on, our information technology systems; disruption to our operations as a result of natural disasters; our compliance or failure to comply with laws and regulations related to economic and trade sanctions, security, anti-terrorism, environmental protection and corruption; our ability to obtain sufficient capital to support our growth; restrictions imposed by the terms of our debt agreements; changes in tax laws in, Bermuda, the United States and other countries and other risks and uncertainties, including those risk factors set forth in the section entitled "Risk Factors" in our Form 10-K filed with the Securities and Exchange Commission ("SEC"), on February 14, 2020, in any Form 10-Q filed or to be filed by Triton, and in other documents we file with the SEC from time to time.

The foregoing list of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere. Any forward-looking statements made herein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on Triton or its business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

-Financial Tables Follow-

TRITON INTERNATIONAL LIMITED
Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	March 31, 2020	December 31, 2019
ASSETS:
Leasing equipment, net of accumulated depreciation of $3,065,931 and $2,933,886	$8,327,685	$8,392,547
Net investment in finance leases	335,208	413,342
Equipment held for sale	122,475	114,504
Revenue earning assets	8,785,368	8,920,393
Cash and cash equivalents	417,551	62,295
Restricted cash	103,031	106,677
Accounts receivable, net of allowances of $5,522 and $1,276	213,053	210,697
Goodwill	236,665	236,665
Lease intangibles, net of accumulated amortization of $248,509 and $242,301	49,948	56,156
Other assets	68,739	38,902
Fair value of derivative instruments	35	10,848
Total assets	$9,874,390	$9,642,633
LIABILITIES AND SHAREHOLDERS' EQUITY:
Equipment purchases payable	$29,109	$24,685
Fair value of derivative instruments	153,163	36,087
Accounts payable and other accrued expenses	103,832	116,782
Net deferred income tax liability	297,196	301,317
Debt, net of unamortized costs of $36,883 and $39,781	6,740,840	6,631,525
Total liabilities	7,324,140	7,110,396

Shareholders' equity:
Preferred shares, $0.01 par value, at liquidation preference	555,000	405,000
Common shares, $0.01 par value, 270,000,000 shares authorized, 81,110,868 and 80,979,833 shares issued, respectively	811	810
Undesignated shares, $0.01 par value, 7,800,000 and 13,800,000 shares authorized, respectively, no shares issued and outstanding	—	—
Treasury shares, at cost, 10,136,965 and 8,771,345 shares, respectively	(315,998)	(278,510)
Additional paid-in capital	897,002	902,725
Accumulated earnings	1,564,059	1,533,845
Accumulated other comprehensive income (loss)	(150,624)	(31,633)
Total shareholders' equity	2,550,250	2,532,237
Total liabilities and shareholders' equity	$9,874,390	$9,642,633

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Leasing revenues:
Operating leases	$312,804	$330,422
Finance leases	8,664	10,437
Total leasing revenues	321,468	340,859

Equipment trading revenues	15,380	17,828
Equipment trading expenses	(13,447)	(14,241)
Trading margin	1,933	3,587

Net gain on sale of leasing equipment	4,077	8,469

Operating expenses:
Depreciation and amortization	132,695	134,609
Direct operating expenses	23,248	16,802
Administrative expenses	19,225	18,187
Provision (reversal) for doubtful accounts	4,279	(142)
Total operating expenses	179,447	169,456
Operating income (loss)	148,031	183,459
Other expenses:
Interest and debt expense	69,002	83,520
Realized (gain) loss on derivative instruments, net	(235)	(704)
Unrealized (gain) loss on derivative instruments, net	297	986
Debt termination expense	31	—
Other (income) expense, net	(3,646)	(1,004)
Total other expenses	65,449	82,798
Income (loss) before income taxes	82,582	100,661
Income tax expense (benefit)	5,546	7,850
Net income (loss)	$77,036	$92,811
Less: income (loss) attributable to noncontrolling interest	—	592
Less: dividend on preferred shares	9,825	305
Net income (loss) attributable to common shareholders	$67,211	$91,914
Net income per common share—Basic	$0.94	$1.18
Net income per common share—Diluted	$0.94	$1.17
Cash dividends paid per common share	$0.52	$0.52
Weighted average number of common shares outstanding—Basic	71,596	77,721
Dilutive restricted shares	202	549
Weighted average number of common shares outstanding—Diluted	71,798	78,270

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended March 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$77,036	$92,811
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	132,695	134,609
Amortization of deferred debt cost and other debt related amortization	3,595	3,601
Lease related amortization	7,054	12,254
Share-based compensation expense	1,605	1,818
Net (gain) loss on sale of leasing equipment	(4,077)	(8,469)
Unrealized (gain) loss on derivative instruments	297	986
Debt termination expense	31	—
Deferred income taxes	5,505	7,116
Changes in operating assets and liabilities:
Accounts receivable	(3,775)	41,421
Accounts payable and other accrued expenses	(15,111)	3,019
Net equipment sold for resale activity	1,435	(8,803)
Cash collections on finance lease receivables, net of income earned	15,466	17,125
Other assets	(23,796)	(1,757)
Net cash provided by (used in) operating activities	197,960	295,731
Cash flows from investing activities:
Purchases of leasing equipment and investments in finance leases	(62,406)	(43,981)
Proceeds from sale of equipment, net of selling costs	49,498	49,947
Other	(216)	26
Net cash provided by (used in) investing activities	(13,124)	5,992
Cash flows from financing activities:
Issuance of preferred shares, net of underwriting discount	145,275	83,058
Purchases of treasury shares	(34,357)	(82,266)
Redemption of common shares for withholding taxes	(2,156)	(978)
Debt issuance costs	—	(1,962)
Borrowings under debt facilities	530,000	125,000
Payments under debt facilities and finance lease obligations	(425,073)	(293,290)
Dividends paid on preferred shares	(9,395)	—
Dividends paid on common shares	(37,110)	(40,427)
Distributions to noncontrolling interests	—	(2,078)
Purchase of noncontrolling interests	—	(71,000)
Other	(410)	—
Net cash provided by (used in) financing activities	166,774	(283,943)
Net increase (decrease) in cash, cash equivalents and restricted cash	$351,610	$17,780
Cash, cash equivalents and restricted cash, beginning of period	168,972	159,539
Cash, cash equivalents and restricted cash, end of period	$520,582	$177,319
Supplemental disclosures:
Interest paid	$53,795	$66,106
Income taxes paid (refunded)	$139	$155
Right-of-use asset for leased property	$—	$8,289
Supplemental non-cash investing activities:
Equipment purchases payable	$29,109	$38,463

Use of Non-GAAP Financial Items

We use the terms "Adjusted net income" and return on equity throughout this press release.

Adjusted net income and return on equity are not items presented in accordance with U.S. GAAP and should not be considered as alternatives to, or more meaningful than, amounts determined in accordance with U.S. GAAP, including net income.

Adjusted net income is adjusted for certain items management believes are not representative of our operating performance. Adjusted net income is defined as net income attributable to common shareholders excluding debt termination expenses net of tax, unrealized gains and losses on derivative instruments net of tax, and the tax benefit from vesting of restricted shares.

We believe that Adjusted net income is useful to an investor in evaluating our operating performance because this item:

•	is widely used by securities analysts and investors to measure a company's operating performance;

•
helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure, our asset base and certain non-routine events which we do not expect to occur in the future; and

•
is used by our management for various purposes, including as measures of operating performance and liquidity, to assist in comparing performance from period to period on a consistent basis, in presentations to our board of directors concerning our financial performance and as a basis for strategic planning and forecasting.

We have provided a reconciliation of net income attributable to common shareholders, the most directly comparable U.S. GAAP measure, to Adjusted net income in the table below for the three months ended March 31, 2020, December 31, 2019, and March 31, 2019.

Additionally, the calculation for return on equity is adjusted annualized earnings divided by average shareholders' equity. Management utilizes return on equity in evaluating how much profit the Company generates on the shareholders' equity in the Company and believes it is useful for comparing the profitability of companies in the same industry.

TRITON INTERNATIONAL LIMITED Non-GAAP Reconciliations of Adjusted Net Income (In thousands, except per share amounts)

	Three Months Ended,
	March 31, 2020	December 31, 2019	March 31, 2019
Net income attributable to common shareholders	$67,211	$77,161	$91,914
Add (subtract):
Unrealized loss (gain) on derivative instruments, net	270	342	903
Debt termination expense	24	93	—
Tax benefit from vesting of restricted shares	(390)	(65)	—
Adjusted net income	$67,115	$77,531	$92,817
Adjusted net income per common share—Diluted	$0.93	$1.07	$1.19
Weighted average number of common shares outstanding—Diluted	71,798	72,196	78,270

TRITON INTERNATIONAL LIMITED Calculation of Return on Equity (In thousands)

	Three Months Ended,
	March 31, 2020	December 31, 2019	March 31, 2019
Adjusted net income	$67,115	$77,531	$92,817
Annualized Adjusted net income (1)	269,198	307,596	376,425

Average Shareholders' equity (2)(3)	$2,061,244	$2,102,608	$2,184,361

Return on equity	13.1%	14.6%	17.2%

(1)	Annualized Adjusted net income was calculated based on calendar days per quarter.

(2)	Average Shareholders' equity was calculated using the quarter’s beginning and ending Shareholder’s equity for the three-month ended periods.

(3)	Average Shareholders' equity was adjusted to exclude preferred shares.